                                 EXHIBIT 4.1A

                        [LOGO OF CARESIDE APPEARS HERE]

NUMBER                                                                  WARRANTS

============                                                            ========
W-
============                                                            ========

                    VOID AFTER 5 P.M. EASTERN DAYLIGHT TIME
                                      ON
                                 JUNE 16, 2004
                   REDEEMABLE COMMON STOCK PURCHASE WARRANTS

                                CARESIDE, INC.
                               CUSIP 141728 11 3

THIS CERTIFIES THAT

or registered assigns, is the registered holder of the number of Warrants ("Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from Careside, Inc., a corporation incorporated under the laws of the State of Delaware ("Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement hereinafter more fully described (the "Warrant Agreement"), one fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Company ("Common Stock") upon presentation and surrender of this Warrant Certificate with the instructions for the registration and delivery of Common Stock filled in, at any time after July 16, 1999 and prior to 5:00 P.M., Eastern Standard time, on June 16, 2004 or, if such Warrant is redeemed as provided in the Warrant Agreement, at any time prior to the effective time of such redemption, at the stock transfer office in New York, New York of American Stock Transfer & Trust Company, Warrant Agent of the Company ("Warrant Agent"), or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Warrant entitles the holder to purchase one share of Common Stock for $9.00. The number and kind of securities or other property for which the Warrants are exercisable are subject to adjustment in certain events as set forth in the Warrant Agreement, such as mergers, splits, stock dividends, recapitalizations, asset sales, stock sales and similar events, to prevent dilution. Subject to the terms of the Warrant Agreement, the Company may redeem any or all outstanding and unexercised Warrants at any time, upon 30 days' notice, if the Daily Price has exceeded $14.00 for 10 consecutive trading days immediately preceding the date of notice of such redemption. The redemption price shall be equal to $0.05 per Warrant. For purposes of the foregoing sentence, the term "Daily Price" shall mean, for any relevant day, the closing price on that day as reported by the principal exchange, national or quotation system on which prices for the Common Stock are reported. Subject to the terms of the Warrant Agreement, from and after the redemption date, the registered holder shall have no rights with respect to the Warrants called for redemption except for the right to receive $0.05 per Warrant upon surrender of this Warrant Certificate. All Warrants not theretofore exercised or redeemed will expire on June 16, 2004. The Company has agreed that it shall not redeem any Warrants until December 16, 1999.

    This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of June 21, 1999, between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at 6100 Bristol Parkway, Culver City, California 90230, Attention: Chief Financial Officer.

    The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but may make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

    The Company will not be required to honor the exercise of any Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. For example, the Company would not honor an exercise of Warrants if the sale of securities by the Company upon exercise of Warrants would violate the securities laws of the United States, any states thereof or other jurisdictions. The Company has agreed to use its best efforts to cause a registration statement to continue to be effective during the term of the Warrants with respect to such sales under the Securities Act of 1933, as amended, and to take such action under the federal securities laws, and the laws of various states or other jurisdictions as may be required to cause the sale of securities upon exercise of the Warrants to be lawful. Also, in certain cases, the Company, may, but is not required to, purchase Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such Warrants.

    This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

    No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatsoever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to shareholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, conveyance or otherwise) or to receive notice of meetings or other actions affecting shareholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

    If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

    Every holder of this Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

    (a) this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement, and

    (b) the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

    The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

    This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:

Attest:

   /s/ Thomas H. Grove                  By:
        SECRETARY                          /s/ W. Vickery Stoughton
                                               CHIEF EXECUTIVE OFFICER


COUNTERSIGNED AND REGISTERED:

 AMERICAN STOCK TRANSFER & TRUST COMPANY
     TRANSFER AGENT AND REGISTRAR

By:

                AUTHORIZED SIGNATURE

                                CARESIDE, INC.
                             ELECTION TO PURCHASE

TO: AMERICAN STOCK TRANSFER & TRUST COMPANY:

   (1) The undersigned registered holder of the attached original, executed Common Stock Purchase Warrant Certificate, hereby irrevocably elects to exercise the undersigned's purchase rights under such Warrant with respect to __________ _____________shares of Common Stock, as defined in the Warrant Agreement, of Careside, Inc., and herewith makes payment therefor in the amount of $__________ all at the price, in the manner and on the terms and conditions specified in the within Warrant Agreement.

   (2) Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other ?? as is specified below:

Name:__________________________            Date:______________________________

Address:_______________________

_______________________________            Signature

Tax Identification
 Number:_______________________            _____________________________________
                                           Notice: The signature on this Form of
                                           Election to Purchase must correspond
                                           with the name as written upon the
                                           face of the Warrant Certificate in
                                           every particular, without alteration
                                           or enlargement or any charge
                                           whatever.

                                  ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned registered holder of the attached original, executed Common Stock Purchase Warrant Certificate, hereby sells, assigns and transfers unto ____________________________________________________
whose address is ______________________________________________________________
_______________________________________________________________________________
all of the rights of the undersigned under the Warrant Agreement, with respect to __________________________ shares of Common Stock of CARESIDE, INC. and, if such shares shall not include all of the shares of Common Stock issuable as provided in the Warrant Certificate, that a new Warrant Certificate of like tenor for the number of shares not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint American Stock Transfer & Trust Company, attorney, to register such transfer on the books of CARESIDE, INC. maintained for the purpose, with full power of substitution in the premises.

Name of Transferor:____________________________________________________________

Address of Transferor:_________________________________________________________

Tax Identification Number of Transferor:_______________________________________

Date:_________________________            Signature of Transferor:


Signature Guaranteed:

_________________________________         _____________________________________
Signatures must be guaranteed by          Notice: The signature on this Form of
an eligible guarantor institution         Assignment must correspond with the
(a bank, stockbroker, savings and         name as written upon the face of the
loan association or credit union          Warrant Certificate in every
with membership in an approved            particular, without alteration or
signature guarantee medallion             enlargement or any change whatever.
program) pursuant to Rule 17 Ad-15
of the Securities Exchange Act of
1934.